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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

        NAME OF SUBSIDIARY                           STATE OF INCORPORATION
        ------------------                           ----------------------
        Mortgage Portfolio Services, Inc.                 Delaware
        NAFCO, Inc.                                       Delaware
        Construction Portfolio Funding, Inc.              Texas